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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF GLEN BURNIE BANCORP

The Bank of Glen Burnie, a Maryland corporation

GBB Properties, Inc., a Maryland corporation

Glen Burnie Statutory Trust I, a Connecticut statutory trust